EXHIBIT 4.9


                                FOURTH AMENDMENT
                                ----------------
                                       OF
                                       --
                                 TRIBUNE COMPANY
                                 ---------------
                      DEFINED CONTRIBUTION RETIREMENT PLAN
                      ------------------------------------



                  WHEREAS, Tribune Company (the "Company") maintains the Tribune Company Defined Contribution Retirement Plan (the "Plan"); and

                  WHEREAS, the Plan has been amended from time to time and further amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue and in exercise of the authority reserved to the Company by Section 13.1 of the Plan and delegated to the undersigned by resolution of its Board of Directors, the Plan be and is hereby further amended in the following particulars:


                  1. By rescinding the following particulars in the Second Amendment of the Plan, effective January 1, 1997: Particulars 1, 3, 4, 5, 6, 7, 9, 10, and 11.

                  2. By substituting "Committee" for "Administrative Committee" and "Investment Committee" wherever either of the latter two phrases appears in the Plan (except in Paragraphs 1.1(a) and 1.1(t)) and by adding the following at the end of Paragraphs 1.1(a) and 1.1(t), effective January 1, 1996:


                           "The Administrative Committee and the Investment Committee have been combined into one Committee which, as of January 1, 1996, is known as the Tribune Company Employee Benefits Committee and is referred to herein as the Committee. The


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                           Committee has all of the functions, duties, rights
                           and responsibilities formerly entrusted to the Administrative and Investment Committees."

                  3. By substituting the parenthetical phrase "(as defined in Internal Revenue Code Section 414(q)" for the parenthetical phrase "(as defined in Section 3.3(b) below)" appearing in Paragraph 1.1(e), effective
July 1, 1994.

                  4. By deleting the last sentence of Paragraph 1.1(e) from the Plan, effective January 1, 1997.


                  5. By substituting the following for Paragraph 1.1(l) of the Plan, effective January 1, 1997:

                  "(l)     Eligible Employee:  Any Employee employed by an
                           -----------------
                           Employer who is eligible under the terms of a Contribution Schedule to make contributions or to have contributions made on his behalf; provided, that an Employee shall not be an Eligible Employee

                           (i)      if he is a Leased Employee;

                           (ii) to the extent that he is covered by a collective bargaining agreement to which an Employer is a party and during the negotiation of which retirement benefits were the subject of good faith bargaining, and which does not require his participation in the Plan;

                           (iii) to the extent that his terms and conditions of employment are governed by an employment agreement that precludes his participation in the Plan;

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                           (iv)     to the extent that any services which he
                                    performs for an Employer are performed as an employee of a person service corporation, professional corporation or similar intervening corporate entity, regardless of whether the validity of that corporate entity is subsequently nullified by the Internal Revenue Service or any court; or

                           (v) to the extent that the provisions of any applicable Supplement preclude his participation.

                           (vi) if he is a member of a group of employees who have been excluded from eligibility to participate in the Plan by his Employer.

                           To the extent provided in any applicable Contribution Schedule, an Eligible Employee will be a Covered Employee with respect to one or more of the three types of Employer Contributions described in Section
                           3.1 (salary reduction amounts, matching contributions or basic contributions)."

                  6. By substituting the following for Paragraph 1.1(m) of the Plan, effective January 1, 1997:

                  "(m)     Employee.  Any Leased Employee and any individual who
                           --------
                           is classified by an Employer or Related Company as its common law employee for purposes of employment taxes and wage withholding for Federal incomes taxes. If an individual is not considered an Employee in accordance with the preceding phrase for a plan year, a subsequent determination by the Employer or Related Company, any governmental agency or court that the individual is a common law employee of the Employer or Related Company, even if such determination is applicable to prior years, will not have a retroactive

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                           effect for purposes of eligibility to participate in
                           the Plan."

                  7. By substituting the following for Paragraph 1.1(v) of the Plan, effective January 1, 1997:

                  "(v)     Leased Employee.  Any person who is not otherwise an
                           ---------------
                           Employee and who, pursuant to an agreement between the Employer and any other person (the `leasing organization'), has performed services for the Employer, or for the Employer and related persons (determined in accordance with Section 414(n)(6) of the Internal Revenue Code), under the primary direction or control by the Employer or such related persons, on a substantially full time basis for a period of at least one year; provided, that a person shall not be treated as a Leased Employee for any Plan Year if: (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10 percent of such Employee's compensation (as defined in Section 414(n) of the Internal Revenue Code), and (ii) leased employees (determined without regard to this proviso) do not constitute more than 20 percent of the Employer's nonhighly compensated workforce (as defined in Section 414(n) of the Internal Revenue Code)."

                  8. By substituting the following for Paragraph 1.1(gg) of the Plan, effective January 1, 1998:

                  "(gg)    `Total Compensation'. The earned income, wages,
                           --------------------
                           salaries, fees for professional services, and other amounts received by a Participant for personal services actually rendered in the course of

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                           employment with an Employer or Related Company,
                           determined in accordance with Section 415(a)(3) of the Internal Revenue Code (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses, any elective deferral (as defined in Section 402(g)(3) of the Internal Revenue Code) and any amount contributed or deferred by the Employers or Related Companies at the Participant's election which is excludable from income under Section 125 of the Internal Revenue Code); provided that a Participant's Total Compensation taken into account for any Plan Year shall be limited to $160,000 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year under
                           Section 401(a)(17) of the Internal Revenue Code. Notwithstanding the previous sentence, a Participant's Total Compensation shall not include the following:

                           (i)      except as provided above, employer
                                    contributions to a plan of deferred
                                    compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a deferred compensation plan;

                           (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

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                           (iv)     any other amounts which received special tax
                                    benefits, or contributions made by the
                                    Participant (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not such amounts are actually excludible from the Participant's gross income); or

                           (v)      any amounts required to be excluded under
                                    Section 415 of the Internal Revenue Code and the regulations thereunder."

                  9.       By deleting subparagraphs (jj) and (kk) of
Section 1.1 from the Plan, effective April 4, 1999.

                  10. By adding the following at the end of Section 2.2 of the Plan, effective December 12, 1994:

         "Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code."

                  11. By adding the following at the end of Section 3.1 of the Plan, effective February 3, 1997:

         "Amounts by which a Participant's Compensation is reduced by a Salary Reduction Amount for any calendar month shall be paid to the trustee as soon as practicable thereafter, but no later than the 15th business day of the following month."

                  12. By substituting the following for Paragraph 3.3(b)(i) of the Plan, effective January 1, 1997:

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                           "(i)     the term `Highly Compensated Employee' means
                                    any covered or former Employee who:

                                    (A)     was a 5 percent owner of an Employer
                                            or Related Company during the
                                            current or immediately preceding
                                            Plan Year; or

                                    (B)     received Annual Compensation of more
                                            than $80,000 (or such amount as may
                                            be determined by the Commissioner of
                                            Internal Revenue for that Plan Year)
                                            from the Employers and Related
                                            Companies during the immediately
                                            preceding Plan Year and was in the
                                            top-paid 20% of employees for such
                                            year."

                   13. By deleting the last sentence of Paragraph 3.3(b)(iv) and all of Paragraph 3.3(b)(v) from the Plan, effective January 1, 1997.

                   14. By substituting the following for the third sentence of Paragraph 3.3(c) of the Plan, effective January 1, 1997:

                           "If for a Plan Year the Salary Reduction Amounts made on behalf of Highly Compensated Employees exceed the foregoing limitation, the Committee shall refund the excess Salary Reduction Amounts made on behalf of Highly Compensated Employees in the order of their Salary Reduction Amounts beginning with the largest such amount to the extent necessary to meet the foregoing limitations."

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                  15.      By substituting the following for the second sentence
of Paragraph 3.3(d) of the Plan, effective January 1, 1997:

                           "If for a Plan Year the Employer Matching
                           Contributions made on behalf of Highly Compensated Employees exceed the foregoing limitation, the Committee shall reduce excess Employer Matching Contributions made on behalf of Highly Compensated Employees, in the order of their Employer Matching Contributions, beginning with the largest such contributions, to the extent necessary to meet the foregoing limitation."

                  16. By deleting the last sentence of Paragraph 3.3(e) from the Plan, effective January 1, 1997.

                  17. By deleting the last sentence of subparagraph 4.3(a) of the Plan and by substituting the following for subparagraphs (i), (ii) and
(iii) of subparagraph 4.3(a) of the Plan, effective January 1, 1999.

                           "(i) expenses for medical care previously incurred by the Participant, the Participant's spouse or dependents or expenses necessary for the person to obtain medical care;

                           (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                           (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

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                           (iv)     Payments necessary to prevent the eviction
                                    of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence."

                  18. By substituting the following for section 4.4 of the Plan, effective April 4, 1999:

         "4.4     Withdrawals Due to Disability or After Age 59-1/2

                  A Participant who is Disabled or has attained age 59-1/2 may elect to receive a distribution of the entire amounts credited to his accounts. Any such election shall be made in writing filed with the Committee at least 30 days prior to the date as of which such distribution is to be made, and shall become irrevocable on the 30th day immediately preceding the distribution date."

                  19. By adding the following at the end of Section 5.1 of the Plan, effective April 4, 1999:

         "One Investment Fund shall be designated as the `Company Stock Fund,' which shall be invested primarily in shares of common stock of Tribune Company (`Company Stock')."

                  20. By substituting the following for Section 6.2 of the Plan, effective April 4, 1999:

         "6.2     Allocation of Employer Contributions

                  Employer contributions for each Plan Year shall be credited to the respective accounts of the Participants on whose behalf they are made as soon as practicable after such contributions are received by the Trustee, in accordance with rules established by the Committee. For purposes of allocating Employer contributions to accounts, the Employer contribution shall be considered allocated to accounts as of the last day of the applicable Plan Year. For purposes of investing accounts in investment funds pursuant to Section 5.2, Employer contributions shall be allocated to

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         accounts as soon as practicable after they are received by the trustee in accordance with rules established by the Committee."

                  21. By substituting the following for Section 6.3 of the Plan, effective April 4, 1999:

         "6.3     Adjustment of Participants' Accounts

                  Each Participant's account shall be credited with his share of Employer contributions as of the date such contributions are received by the Trustee or as soon thereafter as practicable and shall be charged with the amount of any distribution or other payment as of the date such distribution or payment is made or as soon thereafter as practicable. Each account shall be adjusted to reflect earnings, losses, appreciation and depreciation of the Investment Fund or Funds in which the account is invested, or as otherwise determined to reasonably reflect the investment of the account. Each account shall be adjusted to reflect changes in the Investment Funds in which such account is invested pursuant to Participant direction in accordance with Section 5.2. Any credit, charge or adjustment made pursuant to this Section shall be made in accordance with rules established by the Committee and applied to all Participants on a uniform and nondiscriminatory basis."

                  22. By substituting the following for Section 6.5 of the Plan, effective April 4, 1999:

         "6.5     Statement of Accounts

                  As soon as practicable after the end of a Plan Year, the Committee will provide each Participant with a statement reflecting the condition of his account under the Plan as of that date. The Committee in its discretion may decide to provide Participants with such statements at more frequent intervals. No Participant, except a person authorized by the Company or the Committee, shall have the right to inspect the records reflecting the account of any other Participant."

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                  23.      By substituting the following for the first sentence
of Section 7.4 of the Plan, effective April 4, 1999:

                  "If a Participant resigns or is dismissed from the employ of the Company and Related Companies before retirement or disability termination under Paragraph 7.1(a) or Paragraph 7.1(b), respectively, the amount available for distribution shall be determined in accordance with Section 7.6, except that the balance in the Participant's Part B and Part C Accounts (after all adjustments required under the Plan have been made) will be further adjusted by multiplying said balance by the Participant's `nonforfeitable percentage' at his Settlement Date."

                  24. By substituting the following for Section 7.5 of the Plan, effective April 4, 1999:

         "7.5     Forfeitures

                  The amount (if any) by which a Participant's Part B or Part C Account is reduced under Section 7.4 shall be a `Forfeiture.'

                  (a) A Forfeiture shall be treated as a separate account (not subject to adjustment under paragraph 6.3(b) above) until the last day of the Plan Year during which occurs the Participant's settlement date, and then (unless (i) the Participant has been reemployed by an Employer or Related Company on or before such date, and before any distribution has been made to him pursuant to Section 7.6 below or (ii) the Forfeiture is to be applied in accordance with
                           Section 7.9(c) or paragraph (b) below) the portion of such Forfeiture attributable to the prior Matching or Basic Contributions (depending on whether the Forfeiture arose from the Participant's Bart B or Part C Account) of each Contributing Employer shall be applied to reduce that Contributing Employer's Matching or Basic Contributions (as the case may be) for the next following calendar quarter pursuant to
                           Section 3.1(b) or (c) above. The portion of any Forfeiture attributable to the prior contributions of any Contributing Employer shall be taken as that portion of such Forfeiture which the contributions made by that Contributing Employer and credited to the related Part B or Part C Account of the Participant with respect to whom the Forfeiture arose bear to the total contributions of all Contributing Employers that were credited to that account.

                  (b) If the Participant is reemployed by an Employer or Related Company before the Participant incurs five consecutive Breaks in Service, the amount of the Forfeiture arising from that Participant's Part B or Part C Account may be reinstated as described below in this paragraph (b). Such Participant may repay to the Trustee (within five years after reemployment) the total amount distributed to him from all of his accounts, and the Forfeiture which arose from any such account as a result of his earlier termination of employment shall be credited to that account, in accordance with rules established by the Committee. Forfeitures which are to be credited to a Participant's Part B or Part C Account under this paragraph (b) shall be drawn first from Forfeitures otherwise to be applied to reduce Employer Matching or Basic Contributions under this paragraph (b) (after any application of Forfeitures under Section 7.9(c)); and then from special Employer contributions which shall be made to the extent necessary to reinstate Forfeitures as required under this paragraph (b)."

                  25. By adding the following at the end of Section 7.6 of the Plan, effective April 4, 1999:

         "All distributions to a Participant or Beneficiary shall be made in cash; provided, that a Participant or Beneficiary may, upon request filed with the Committee in such manner and at such time as the Committee may determine, elect to receive all of those amounts credited to his accounts which are invested in the Company Stock Fund in whole shares of Company Stock."

                  26. By substituting the following for Section 7.7 of the Plan, effective April 4, 1999:

         "7.7     Amount Available for Distribution

                  The amount available for distribution to a Participant or his Beneficiary shall be the balance credited to the Participant's Accounts (subject to any vesting-related reduction under Section 7.4) as of the date the distribution is made, as determined in accordance with rules established by the Committee."

                  27. By substituting the following for Paragraph 7.9(b) of the Plan, effective January 1, 1997:

                  "(b) Payments to a Participant shall commence no later than the April 1 of the calendar year next following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which his Settlement Date occurs (`required commencement date'); provided, however, that the required commencement date of a participant who is a five percent owner (as defined in Section 416 of the Internal Revenue Code) with respect to the Plan Year ending in the calendar year in which he attains age 70 1/2 shall be April 1 of the next following calendar year. Notwithstanding any other provision of the Plan to the contrary, all distributions hereunder shall be made in accordance with the minimum distribution requirements contained in Section 1.401(a)(9)-1, and the minimum distribution incidental benefit requirements contained in Section 1.401(a)(9)-2 of the proposed Treasury Regulations, or in the corresponding Sections of any final Treasury Regulations issued under Section 401(a)(9) of the Internal Revenue Code."

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                  28.      By substituting the following for Paragraph 7.11(b)
of the Plan, effective January 1, 1999:

                  "(b)     Definition of Eligible Rollover Distribution.  An
                           --------------------------------------------
                           eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; any distribution that is a hardship distribution (as described in Section 401(k)(2)(B)(i)(IV) of the Internal Revenue Code); and that portion of any distribution that is not includible in gross income."

                  29. By adding the following at the end of Paragraph 11.1(c) of the Plan, effective January 1, 2000:

         "The provisions of this Paragraph 11.1(c) shall not be effective for any Plan Year beginning after December 31, 1999."

                  30. By adding the following at the end of Section 14.5 of the Plan, effective January 1, 2000:

         "The provisions of this Section 14.5 shall not be effective for any Plan Year beginning after December 31, 1999."

                  31. By substituting the following for Supplement C to the Plan, effective January 1, 1997:


                                  "SUPPLEMENT C

                    Special Rules Relating to the Transfer of
                      Certain Part A and Part B Accounts to
                     Tribune Company Savings Incentive Plan



                  C-1. Introduction. The purpose of this Supplement C is to set
                       ------------
         forth special rules relating to the transfer of certain Part A and Part B Accounts to Tribune Company Savings Incentive Plan ('SIP') effective as of the close of business on December 31, 1996. Effective January 1, 1997, certain Participants are eligible to participate in and make salary reduction contributions to the SIP, subject to the terms thereof, and therefore are no longer eligible to make salary reduction contributions to this plan. As used in this Supplement C, the term 'Supplement C Participant' shall mean any Participant other than a Participant described in either Contribution Schedule No. 6 or No. 7.

                  C-2. Transfers. Part A and Part B Accounts of Supplement C
                       ---------
         Participants are being transferred to the SIP as of the close of business on December 31, 1996 and thereafter the Plan with respect to such Accounts will be continued in the form of the SIP. The transfer of such Account balances to the SIP shall be made in accordance with Sections 401(a)(12) and 414(l) of the Internal Revenue Code and the regulations thereunder.

                  C-3. Transfer of Assets. Assets in the Trust equal to the Part
                       ------------------
         A and Part B Account balances that are transferred to the SIP pursuant to this Supplement C shall be transferred to the Trust that funds benefits under the SIP. Such transfer shall take place at such time and in such form as shall be agreed upon between the Trustees of the two trusts.

                  C-4. Opening Account Balances. All Part A and Part B Accounts
                       ------------------------
         maintained under the Plan for Supplement C Participants shall be adjusted as of the effective date of transfer in accordance with the provisions of Section 6 of the Plan. The net credit balances in such Accounts, as so adjusted as of that date, shall constitute the opening net credit balances in the Part A and Part B Accounts to be maintained for such Participants under the SIP. Thereafter, such Accounts shall be adjusted in accordance with the provisions of the SIP. Participants shall always have a nonforfeitable interest in the amounts transferred from this Plan to their Accounts under the SIP.

                  C-5.     Transfer of Records.  On or as soon as practicable
                           -------------------
         after the date of transfer, the Committee under the Plan shall transfer to the committee responsible for the administration of the SIP such administrative records maintained under the Plan with respect to Participants as necessary to administer the SIP.

                  C-6.     Use of Terms.  Terms used in this Supplement C with
                           ------------
         respect to the Plan shall, unless otherwise defined in this Supplement C, have the meanings of those terms as defined in the Plan."

                  32. By substituting the following for Contribution Schedule No. 6 to the Plan, effective January 1, 1997:


                          "CONTRIBUTION SCHEDULE NO. 6

                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the "Plan") as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing Employers:

         Contributing Employers:
         ----------------------

                  WPIX Inc.

         Eligible Employees:
         ------------------

                  This Contribution Schedule shall apply to each Employee of WPIX Inc. who would otherwise be an Eligible Employee in accordance with Section 1.1(l) of the Plan and whose terms and conditions of employment are governed by a collective bargaining agreement between WPIX Inc. and the Newspaper Guild that calls for participation in this Plan.

         Salary Reduction Amounts:
         ------------------------

                  As provided in Section 3 of the Plan.

         Schedule Matching Percentage (Plan Section 3.1(b)):
         -------------------------------------------------



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

                  None.

         Matched Salary Reduction Amount (Plan Section 3.1(b)):
         -----------------------------------------------------

                  None.

         Basic Contribution (Plan Section 3.1(c)):
         ----------------------------------------

                  None.

         General:
         -------

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of April 1, 1995."

                  33. By substituting the following for Contribution Schedule No. 7 to the Plan, effective January 1, 1997:


                          "CONTRIBUTION SCHEDULE NO. 7

                  The following provisions of this Contribution Schedule shall constitute a part of the Tribune Company Defined Contribution Retirement Plan (the 'Plan') as contemplated by Section 3.1 thereof, and shall apply to those Participants in the Plan who are Covered Employees of the following Contributing Employers:

         Contributing Employers:
         ----------------------

                  WLVI, Inc.

         Eligible Employees:
         ------------------

                  This Contribution Schedule shall apply to each Employee of WLVI, Inc. who would otherwise be an Eligible Employee in accordance with Section 1.1(l) of the Plan and whose terms and conditions of employment are governed by a collective bargaining agreement between WLVI, Inc . and the International Brotherhood of Electrical Workers Local #1228 that calls for participation in this Plan.

         Salary Reduction Amounts:
         ------------------------

                  As provided in Section 3 of the Plan.

         Schedule Matching Percentage (Plan Section 3.1(b)):
         --------------------------------------------------

                  None.

         Matched Salary Reduction Amount (Plan Section 3.1(b)):
         -----------------------------------------------------

                  None.

         Basic Contribution (Plan Section 3.1(c)):
         ----------------------------------------

                  For any calendar quarter with respect to a Covered Employee of a Contributing Employer designated above, an amount equal to the following percent of his Compensation paid by that Contributing Employer during that calendar quarter:

                  2% effective July 1, 1994
                  3% effective January 1, 1996

         General:

                  The terms used in this Contribution Schedule which are defined in the Plan shall have the same meanings assigned to them for purposes in the Plan.

                  The provisions of this Contribution Schedule shall be effective as of July 1, 1994."



                                      -18-